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                                                               Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Keystone Holdings, Inc.

We consent to the use of our report dated January 26, 1996, except as to Note 27 to the consolidated financial statements, which is as of February 28, 1996, on the consolidated financial statements of Keystone Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                               /s/ KPMG Peat Marwick LLP


Los Angeles, California

December 31, 1996